Exibit D





                          INTERCREDITOR AGREEMENT

                        dated as of November 5, 1998

                                  Between

                         APPALOOSA MANAGEMENT L.P.,

                            as Collateral Agent

                                    and

                         SANTA BARBARA BANK & TRUST

                             TABLE OF CONTENTS
                                                                          Page


1.    Definitions............................................................2

2.    Priorities.............................................................6

3.    Enforcement of Security................................................7

4.    Representations and Warranties.........................................8

5.    Waiver of Marshalling and Similar Rights...............................8

6.    Security Notices, etc..................................................8

7.    Reliance...............................................................8

8.    Termination............................................................9

9.    No Trust Relationship, etc.............................................9

10.   Benefit of Agreement...................................................9

11.   Amendment, Modification, Waiver of Documents...........................9

12.   Notices, etc...........................................................9

13.   GOVERNING LAW.........................................................10

14.   Submission to Jurisdiction............................................10

15.   Service of Process....................................................10

16.   WAIVER OF JURY TRIAL..................................................10

17.   Miscellaneous.........................................................10

                          INTERCREDITOR AGREEMENT
                          -----------------------

          This INTERCREDITOR AGREEMENT (this "Agreement"), dated as of November 5, 1998, between APPALOOSA MANAGEMENT L.P., as Collateral Agent ("Appaloosa") and SANTA BARBARA BANK & TRUST (the "Trustee").

          WHEREAS:

          A. Pursuant to the Note Purchase Agreement, dated as of September 30, 1998 (the "Note Purchase Agreement"), among the purchasers listed on Exhibit A thereto (the "Purchasers"), Appaloosa and Inamed Corporation, a Florida corporation (the "Company"), the Purchasers have purchased 10.00% Senior Secured Notes (the "Notes") from the Company in the aggregate principal amount of $8,000,000 and Warrants to acquire up to 590,000 shares of Common Stock with an exercise price of $6.50 per share;

          B. In connection with the purchase and sale of the Notes, the Company is consummating an Exchange Offer for all of its issued and outstanding 11.00% secured convertible notes due January, 1999 by exchanging therefor (i) the Company=s 11.00% Senior Subordinated Secured Notes due March 31, 1999 or, at the option of the Company as provided therein, August 1, 2000 (the "Exchange Notes"), (ii) Warrants to acquire up to 3,671,616 shares of Common Stock with an exercise price of $5.50 per share and (iii) Warrants to acquire up to 500,000 shares of Common Stock with an exercise price of $7.50 per share; and

          C. The Company and the Trustee are entering into a Subordinated Indenture, dated as of the date hereof (the "Subordinated Indenture"), providing for the issuance by the Company of the Exchange Notes; and

          D. Pursuant to the Note Purchase Agreement, Appaloosa has been appointed Collateral Agent to act on behalf of the Holders in connection with administering the Collateral (as hereinafter defined); and

          E. Pursuant to the Subordinated Indenture, the Trustee will obtain liens and security interests in the Collateral;

          F. The Exchange Notes are subordinate in right of payment to the Notes and the liens and security interests of the Trustee are subject to the liens and security interests of Appaloosa; and

          G. The parties hereto have agreed to allocate priorities and share the proceeds of the Collateral on the terms and conditions contained herein;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

          1. Definitions. (a) As used herein, the following terms have the following meanings:

          "Accounts" shall have the meaning ascribed thereto in the definition of Collateral.

          "Affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. "Affiliate" shall also include partners of a Person. Notwithstanding the foregoing, "Affiliate" shall not include the limited partners of Appaloosa or any limited partners of a limited partner of Appaloosa.

          "Casualty Event" shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "Code" shall mean the Internal Revenue Code of 1986, as amended and any regulations promulgated or proposed thereunder.

          "Collateral" shall mean all of each Obligor's real and personal property and interests in real and personal property including, without limitation, (i) all of the shares of capital stock of the Issuers now owned as set forth in Schedule 2(a) or hereafter acquired by such Obligor together with in each case the certificates representing the same (collectively, the "Pledged Stock"); (ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of, any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; (iii) without affecting the obligations of any Obligor under any provision prohibiting such action under the Note Purchase Agreement, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses
(i) and (ii) above, the "Stock Collateral"); (iv) the Indebtedness described in Annex I with respect to such Obligor and issued by the obligors named therein (the "Pledged Debt"); (v) all additional Indebtedness for money borrowed or for the deferred purchase price of property from time to time owed to such Obligor by any obligor of the Pledged Debt, and all additional Indebtedness in excess of $25,000 for money borrowed or for the deferred purchase price of property from time to time owed to such Obligor by any other Person who, after the date hereof, becomes, as a result of any occurrence, a Subsidiary of such Obligor or an Affiliate of such Obligor (any such Indebtedness being "Additional Debt");
(vi) all notes or other instruments evidencing the Indebtedness referred to in clauses (iv) and (v) above; (vii) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Obligor constituting a right to the payment of money, whether or not earned by performance, including all moneys due and to become due to such Obligor in repayment of any loans or advances, in payment for goods (including Inventory and Equipment) sold or leased or for services rendered, in payment of tax refunds and in payment of any guarantee of any of the foregoing (collectively, the "Accounts"); (viii) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts; (ix) all inventory (as defined in the Uniform Commercial Code) and all other goods (including Motor Vehicles) of such Obligor that are held by such Obligor for sale, lease or furnishing under a contract of service (including to its Subsidiaries or Affiliates), that are so leased or furnished or that constitute raw materials, work in process or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by such Obligor in exchange for any such goods, all products made or processed from any such goods and all substances, if any, commingled with or added to any such goods (collectively, the "Inventory"); (x) all equipment (as defined in the Uniform Commercial Code) and all other goods (including Motor Vehicles) of such Obligor that are used or bought for use primarily in its business, including all spare parts and related supplies, all goods obtained by such Obligor in exchange for any such goods, all substances, if any, commingled with or added to such goods and all upgrades and other improvements to such goods, in each case to the extent not constituting Inventory (collectively, the "Equipment"); (xi) all documents of title (as defined in the Uniform Commercial Code) or other receipts of such Obligor covering, evidencing or representing Inventory or Equipment (collectively, the "Documents"); (xii) all contracts and other agreements of such Obligor relating to the sale or other disposition of all or any part of the Inventory, Equipment or Documents and all rights, warranties, claims and benefits of such Obligor against any Person arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of such Obligor, including any such rights, warranties, claims or benefits against any Person storing or transporting any such Inventory or Equipment or issuing any such Documents; (xiii) all other accounts or general intangibles of such Obligor not constituting Accounts, including, to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor; (xiv) the balances from time to time in the Collateral Accounts;
(xv) all other tangible and intangible property of such Obligor, including all Intellectual Property; and (xvi) all proceeds and products in whatever form of all or any part of the other Collateral, including all proceeds of insurance and all condemnation awards and all other compensation for any Casualty Event with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and replacements of all or any part of the other Collateral.

          "Collateral Accounts" shall refer to the collateral accounts maintained by Appaloosa pursuant to the Security Documents.

          "Copyrights" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

          "Documents" shall have the meaning ascribed thereto in the definition of Collateral.

          "Equipment" shall have the meaning ascribed thereto in the definition of Collateral.

          "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person. "Exchange Notes" shall have the meaning ascribed thereto in the Recitals.

          "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all Patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof,
(b) all Trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith,
(c) all copyrightable works, all Copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (i) all licenses or agreements in connection with the foregoing.

          "Inventory" shall have the meaning ascribed thereto the definition of Collateral.

          "Issuers" shall mean, collectively, each Subsidiary, directly or indirectly, of the Company that is the issuer (as defined in the Uniform Commercial Code) of any shares of capital stock now owned or hereafter acquired by any Obligor.

          "Notes" shall have the meaning ascribed thereto in the Recitals.

          "Obligor" or "Obligors" shall mean each of the Company and each the Company's Subsidiaries that, at any time, execute the Guaranty and Security Agreement.

          "Patents" shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and
(iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

          "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Pledged Debt" shall have the meaning ascribed thereto in the definition of Collateral.

          "Pledged Stock" shall have the meaning ascribed thereto in the definition of Collateral.

          "Security Documents" shall mean (i) the Guarantee and Security Agreement, dated as of the date hereof, among Appaloosa and certain of the Company's domestic Subsidiaries, providing for a first priority security interest in such Subsidiaries' Collateral and guarantees from such Subsidiaries, (ii) the Guarantee Agreement, dated as of the date hereof, made by certain of the Company's foreign Subsidiaries in favor of Appaloosa and (iii) the Security Agreement, dated as of the date hereof, between Appaloosa and the Company, providing for a first priority security interest in the Collateral.

          "Subordinated Indenture" has the meaning ascribed thereto in the Recitals.

          "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Trademarks" shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and
(c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and
(iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

          (b) Terms defined in Article 9 of the Uniform Commercial Code currently in effect in the State of New York and not otherwise defined herein are used herein as therein defined.

          2. Priorities. (a) Appaloosa and the Trustee hereby acknowledge and agree that the liens and security interests of Appaloosa (for the benefit of the holders of the Notes) in each Obligor's right, title and interest in and to the Collateral, whether now owned or hereafter acquired by such Obligor and whether now existing or hereafter coming into existence shall be prior in right to the liens and security interests of the Trustee (for the benefit of the holders of the Exchange Notes) in the Collateral. Appaloosa and the Trustee further acknowledge and agree that the payment of the principal of (and premium, if any) and interest on the Exchange Notes are subordinated and subject in right of payment to the prior payment in full of the principal of (and premium, if any) and interest on the Notes. The Trustee is hereby delivering to Appaloosa all Collateral in its possession.

          (b) The priorities set forth in this Agreement are applicable irrespective of the order of creation, attachment or perfection of any of such liens or security interests or any priority that might otherwise be available to any Person under applicable law and notwithstanding any representation or warranty of the Company to the contrary in the Note Purchase Agreement or the Subordinated Indenture.

          (c) The Trustee agrees not to contest, or to bring (or voluntarily join in) any action or proceeding for the purpose of contesting, the validity, perfection or priority (as herein provided) of, or seeking to avoid, Appaloosa's liens and security interests in the Collateral, provided that nothing herein shall be deemed or construed to prevent the Trustee from commencing an action or proceeding against each other to assert any right or claim it may have arising under or in connection with this Agreement.

          (d) The Trustee and Appaloosa agree that they shall, at their own expense and upon the reasonable request of the other party, duly execute and deliver, or cause to be duly executed and delivered, to each other such further instruments, agreements and documents (including, without limitation, financing statements under the Code, security agreements in respect of Intellectual Property, stock powers executed in blank and other items necessary or desirable in connection with the perfection of liens in the Collateral) and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of either party to carry out more effectually the provisions and purposes of this Agreement. The Trustee hereby agrees to cooperate with the Company in its efforts to file amendments to amend all financing statements presently filed by the Trustee in any location (including, without limitation, the U.S. Patent and Trademark Office and the U.S. Copyright Office) with respect to the Collateral to reflect Appaloosa's first priority security interest (for the benefit of the holders of the Notes) on the Collateral.

          3. Enforcement of Security. (a) Appaloosa and the Trustee may from time to time in their sole discretion and in accordance with the terms of their respective loan documents take or authorize the taking of such action with regard to the protection, exercise and enforcement of their rights in and to the Collateral as they may determine to be necessary or appropriate; provided, however, that the Trustee will not (i) take any action to enforce, collect on or exercise any of its rights in respect of its liens and security interests in the Collateral or (ii) interfere with any exercise by or on behalf of Appaloosa of its rights in respect of its liens and security interests in the Collateral, in each case unless and until Appaloosa has given written notice to the Trustee that the Company has satisfied, in full, all amounts (whether representing principal, interest, fees, expenses or otherwise) owing to the holders of the Notes in respect of the Notes and otherwise pursuant to the Note Purchase Agreement (and Appaloosa hereby agrees to promptly give such notification following satisfaction of all such amounts).

          (b) Except as otherwise provided in Section 3(a) of this Agreement, Appaloosa may from time to time, at its discretion and in accordance with its applicable loan documentation, enforce, collect on or exercise any of its respective rights in respect of such liens and security interests. Each right, power and remedy of any of Appaloosa or the Trustee provided for in this Agreement, the Note Purchase Agreement, the Subordinated Indenture or any other loan document relating to any of the foregoing, whether now existing or hereafter available at law or in equity or by statute or otherwise, shall be cumulative and concurrent (except to the extent otherwise provided in any such document) and shall be in addition to every other such right, power or remedy. Except to the extent otherwise provided in this Agreement, the Note Purchase Agreement, the Subordinated Indenture or any other loan document relating to any thereof, the exercise or beginning of the exercise by Appaloosa or the Trustee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise of all other such rights, powers or remedies, and no course of dealing or failure or delay on the part of any party hereto in exercising any such right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies.

          (c) Each of Appaloosa and the Trustee agrees to hold any Collateral received by it, in or against which a security interest or lien may be perfected by possession, on behalf of the other as well as itself, and upon satisfaction, in full, of its respective obligations, to turn over to the other all such Collateral, provided that this subparagraph (c) is intended solely to assure continuous perfection of the liens and security interests granted under the Note Purchase Agreement and the Subordinated Indenture, respectively, and nothing in this paragraph (c) shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement.

          (d) Upon the written request of Appaloosa, the Trustee agrees to release any Collateral specified in such request provided that Appaloosa has previously released such Collateral.

          4. Representations and Warranties. Each of Appaloosa and the Trustee represents and warrants to each other as follows:

          (a) This Agreement has been duly executed and delivered by its duly authorized officer and constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms hereof.

          (b) The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of any law, rule or regulation having applicability to it or of its charter or articles of association or by-laws, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which it is a party, or
     (iii) require the consent or approval of any governmental authority or arbitrator.

          5. Waiver of Marshalling and Similar Rights. Each of the parties hereto, to the fullest extent permitted by applicable law, waives any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law.

          6. Security Notices, etc. Appaloosa and the Trustee each agree to give the other written notice of their intention to exercise any remedies in respect of any Event of Default (as defined in the Note Purchase Agreement or the Subordinated Indenture, as applicable) and copies of any written notice of default sent to the Company and of the time and place of any public sale or the time after which any private sale or other intended disposition is to be made by either of them of the Collateral, and agree to use reasonable efforts to make available to the other (but shall have no liability to the other for failure to do so) information received by them from the Company which the recipient considers to be of common interest with respect to the payment of the Notes or the Collateral, provided that the Trustee's rights to exercise any remedy is subject to Section 3(a) hereof. This Agreement is intended, in part, to constitute a request for notice and a written notice of a claim by each party hereto to the other of an interest in the Collateral in accordance with the provisions of Sections 9-504 and 9-505 of the Uniform Commercial Code.

          7. Reliance. In acting in respect of this Agreement, each of Appaloosa and the Trustee will be entitled (a) to rely on any communication believed by it to be genuine and to have been made, sent or signed by the person by whom it purports to have been made, sent or signed, or (b) to rely on the advice or services or opinions and statements of any professional advisor whose advice or services to it seem necessary, expedient or desirable and are given or made in connection with this Agreement, including, without limitation, the opinion of counsel (including counsel for the Company).

          8. Termination. Upon receipt by the Trustee of the notices referred to in Section 3, this Agreement shall terminate; provided, however, that if after termination any payment received by any party hereto is rescinded or must otherwise be returned or paid over to or for the account of any Obligor by such party for any reason, this Agreement shall forthwith be reinstated until the giving of a further notice by such party of the type referred to in Section 3.

          9. No Trust Relationship, etc. This Agreement is intended to create a relationship among independent contractors, and nothing in this Agreement shall be deemed to create a fiduciary, agency or trust relationship between or among any of the parties hereto.

          10. Benefit of Agreement. Except as otherwise provided in Section 17 hereof, this Agreement is solely for the benefit of Appaloosa and the Trustee, and no other person or entity shall be entitled to rely on, or is, intended to receive any benefit under, this Agreement.

          11. Amendment, Modification, Waiver of Documents. No provision of the Agreement may be amended, modified or waived except by a writing signed each of Appaloosa and the Trustee, provided that nothing in this Agreement shall affect the right of either Appaloosa or the Trustee to amend, modify or waive any provision of any other loan document related to this transaction in accordance with the terms thereof. Each of Appaloosa and the Trustee agrees to give the other written notice of any material amendment, modification or waiver to the other loan documents related to this transaction.

          12. Notices, etc. All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be deemed given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid, if to:

          Appaloosa, to:

          Appaloosa Management L.P.
          26 Main Street, 1st Floor
          Chatham, New Jersey 07928
          Attention: Mr. James Bolin

          With a copy to:

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, NY 10004
          Attention: Robert C. Schwenkel, Esq.

          The Trustee, to:

          Santa Barbara Bank & Trust
          1021 Anacapa Street
          Santa Barbara, California 93101
          Attention: Corporate Trust Administration

          13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A
JURISDICTION OTHER THAN SUCH STATE.

          14. Submission to Jurisdiction shall be brought by either party hereto in order to enforce any right or remedy under this Agreement or any of the Notes, both parties hereby consent and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Both parties hereby irrevocably waive any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction.

          15. Service of Process. Nothing herein shall affect the right of either party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each other in any other jurisdiction.

          16. WAIVER OF JURY TRIAL. BOTH PARTIES HEREBY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT.

          17. Miscellaneous. This Agreement, until its termination, shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The headings in this Agreement are for the purpose of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                         APPALOOSA MANAGEMENT L.P.
                         By: Appaloosa Partners Inc., its general partner



                         By:   /s/ James E. Bolin
                              ------------------------------------------
                              Name:  James E. Bolin
                              Title: Vice President

                         SANTA BARBARA BANK & TRUST,


                         By:   /s/ Jay D. Smith
                              ------------------------------------------
                              Name:  Jay D. Smith
                              Title: Senior Vice President

Acknowledged as of the date first above written:

INAMED CORPORATION


By  /s/ Ilan K. Reich
   ----------------------------
   Name:  Ilan K. Reich
   Title: Executive Vice President